As filed with the Securities and Exchange Commission on July 9, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATARA BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2836	46-0920988
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

701 Gateway Boulevard, Suite 200

South San Francisco, California 94080

(650) 278-8930

(Address, Including Zip Code and Telephone Number, of Registrant’s Principal Executive Offices)

Isaac E. Ciechanover, M.D.

Chief Executive Officer

Atara Biotherapeutics, Inc.

701 Gateway Boulevard, Suite 200

South San Francisco, California 94080

(650) 278-8930

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kenneth L. Guernsey Jodie M. Bourdet Cooley LLP 101 California Street, 5th Floor San Francisco, California 94111 (415) 693-2000	Bruce K. Dallas Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    (File No. 333-205347)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)(2)	AMOUNT OF REGISTRATION FEE(1)
Common Stock, $0.0001 par value per share	$34,500,000	$4,009

(1)	The registration fee is calculated in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The registrant previously registered securities at an aggregate offering price not to exceed $172,500,000 on a Registration Statement on Form S-1, as amended (File No. 333-205347), which was declared effective by the Securities and Exchange Commission on July 9, 2015. Includes the aggregate offering price of shares that the underwriters have the option to purchase.
(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Atara Biotherapeutics, Inc. (the “Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) solely for the purpose of registering an increase in the maximum aggregate offering price by $34,500,000. This Registration Statement relates to the public offering of shares of common stock contemplated by the Registration Statement on Form S-1, as amended (File No. 333-205347) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on June 29, 2015, and which the Commission declared effective on July 9, 2015. Pursuant to Rule 462(b), the information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 9th day of July, 2015.

ATARA BIOTHERAPEUTICS, INC.

/s/ Isaac E. Ciechanover
Isaac E. Ciechanover, M.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Isaac E. Ciechanover Isaac E. Ciechanover, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	July 9, 2015

/s/ John F. McGrath, Jr. John F. McGrath, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)	July 9, 2015

* Eric L. Dobmeier	Director	July 9, 2015

* Matthew K. Fust	Director	July 9, 2015

* Carol Gallagher, Pharm.D.	Director	July 9, 2015

* Joel S. Marcus	Director	July 9, 2015

* Beth Seidenberg, M.D.	Director	July 9, 2015

* Eckard Weber, M.D.	Director	July 9, 2015

*	Pursuant to Power of Attorney

By:	/s/ Isaac E. Ciechanover
Isaac E. Ciechanover, M.D.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT

5.1	Opinion of Cooley LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-205347), filed with the Commission on June 29, 2015 and incorporated herein by reference).